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                                                                      EXHIBIT 8


                                ALSTON&BIRD LLP
                        3605 Glenwood Avenue, Suite 310
                               P. O. Drawer 31107
                             Raleigh, NC 27622-1107

                                  919-420-2200
                               Fax: 919-420-2260
                                 www.alston.com

                            JASPER L. CUMMINGS, JR.
                           DIRECT DIAL: 919-420-2208
                          E-MAIL: JCUMMINGS@ALSTON.COM

                               November __, 1999


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

         Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares issued pursuant to the Agreement and Plan of Merger by and between LCB Corporation ("LCB") and Regions Financial Corporation ("Regions") dated as of July 8, 1999 (the "Agreement").

Ladies and Gentlemen:

         We have acted as counsel to Regions Financial Corporation ("Regions") in connection with the registration of ___ shares of its Common Stock, par value $__ per share (the "Regions Common Stock"), issuable pursuant to the Agreement and Plan of Merger, as set forth in the Registration Statement that is being filed on the date hereof by Regions with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(8) of Regulation S-K. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger.

         In the Merger, LCB Corporation ("LCB"), a Tennessee corporation, will merge into Regions, a Delaware corporation, pursuant to Tennessee law, and each outstanding share of LCB Common Stock (the only class outstanding) is to be converted into 15.789 shares of Regions Common Stock. Cash will be paid in lieu of issuance of fractional shares. LCB shareholders are entitled by state law to dissent to the Merger.

          In giving this opinion we have reviewed, and with your permission we have relied upon the representations and warranties contained in or the facts described in the Agreement and Plan of Merger, the Registration Statement, and certificates dated November __, 1999 in which officers of LCB and officers of Regions make certain representations on behalf of LCB and Regions regarding the Merger (which statements we have neither investigated nor verified) ("Tax Certificates"). We also have reviewed





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such other documents as we have considered necessary and appropriate for the purposes of this opinion.

         In giving this opinion we have with your permission assumed that the statements in the Tax Certificates will be true as of the Effective Date, and that any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity has represented that such person or entity either is not a party to, or does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement. We also assume that (a) the Merger will be consummated in accordance with the Agreement, and (b) LCB's only outstanding stock (as that term is used in ss.?368 of the Internal Revenue Code) is the LCB Common Stock.

         Based on the foregoing, and subject to the limitations herein, we are of the opinion that under existing law, upon consummation of the Merger in accordance with the Agreement, for Federal income tax purposes:

     (1)  The Merger will constitute a "reorganization" within the meaning of
          Section 368(a) of the Code.

     (2) No gain or loss will be recognized by the shareholders of LCB upon the receipt of Regions Common Stock (including any fractional share interest to which they may be entitled) solely in exchange for their shares of LCB Common Stock.

     (3) The aggregate adjusted basis of the Regions Common Stock (including any fractional share interest to which they may be entitled) to be received by the shareholders of LCB will be the same as the aggregate adjusted basis of the LCB Common Stock surrendered in exchange therefor.

     (4) The holding period of the Regions Common Stock (including any fractional share interest to which they may be entitled) to be received by the shareholders of LCB in the Merger will include the holding period of the LCB Common Stock surrendered in exchange therefor, provided the LCB Common Stock was held as a capital asset by the shareholder of LCB on the date of the exchange.

     (5) Cash received by a dissenting shareholder of LCB will be treated as having been received by such shareholder as a distribution in redemption of his or her LCB stock, subject to the provisions and limitations of section 302 of the Code.

     (6) The payment of cash to LCB shareholders in lieu of fractional share interests of Regions common stock will be treated for Federal income tax purposes as if the fractional shares were distributed as part of the exchange



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          and then were redeemed by Regions. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed as provided in section 302(a) of the Code.

         We express no opinion as to the laws of any jurisdiction other than the United States of America. Further, our opinion is limited to the specific conclusions set forth above, and no other opinions are expressed or implied. The opinions stated with respect to shares of LCB Common Stock do not address all aspects of Federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances or to those LCB shareholders subject to special rules, such as shareholders who are not citizens or residents of the United States, those who received their LCB common stock as compensation directly or through the exercise of stock options, those who hold LCB common stock as part of a "straddle" or "conversion transaction," those who do not hold their LCB common stock as a capital asset with the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or those shareholders who are tax exempt entities, insurance companies, securities dealers, or financial institutions. This discussion also does not discuss any aspects of state, local, or foreign taxation.

         This opinion represents our best legal judgment, but it is not binding on any governmental agency and is not a guarantee of result. Changes to the Code, regulations, the rulings thereunder, or changes by the courts in the interpretation of the authorities relied upon, may be applied retroactively and may affect the opinions expressed herein. Any material defect in any assumption or representation on which we have relied would adversely affect our opinions.

         We furnish this opinion to you solely to support the discussion set forth under the headings "SUMMARY Federal Income Tax Consequences", "THE MERGER
- The Federal Income Tax Consequences of the Merger" and "OPINIONS" in the Registration Statement, and we do not consent to its use for any other purpose. We hereby consent to be named in the Registration Statement under the foregoing headings and to the filing of a copy of this opinion as Exhibit 8 to the Registration statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by



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Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.



                                                     Very truly yours,

                                                     ALSTON & BIRD LLP



                                                     Jasper L. Cummings, Jr.
                                                     A partner of the firm

JLC/jm
Enclosure
WDC01/38223v1